Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
Capstone Companies, Inc. Raises First Quarter 2017 Revenue Expectations to $5.5 Million

• Updated first quarter 2017 revenue expectation to $5.5 million, up from prior guidance of an estimated $4.1 million
• Fourth consecutive "record" quarter performance
• Strong backlog continues for orders of new products to be available at retail in Q1
& Q2 2017

DEERFIELD BEACH, FL, April 25, 2017 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today raised its revenue guidance for the 2017 first quarter to $5.5 million. The increases in guidance provided today are based on increased presence of the Company's product on store shelves of its large U.S. retailers, higher customer demand for the Company's products and strong reorder activity that is driving growing backlog.

Stewart Wallach, Capstone's CEO, commented, "Our 2017 Q1 revenue expectations further validate the momentum our Company is experiencing. At the close of Q1, we will have had four consecutive record quarters yielding trailing 12 month revenues of an estimated $34.5 million. Importantly, the Company backlog continues to grow and remain strong supporting Q2 and Q3.  He added, "Sales and marketing have reported strong product placement and Q1 includes the shipments of five new product entries for 2017."

Additionally Larry Sloven, President of Capstone International Hong Kong reports, "The Company has received orders from two leading home improvement retailers in the Pacific Rim that furthers the Company's international reach. This new distribution falls on the heels of record international sales in 2016."

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets. See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation
Reform Act of 1995, as amended. Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words. These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors. Prior success in operations does not necessarily mean success in future operations. The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion Capstone Companies, Inc. Raises First Quarter 2017 Revenue Expectations to $5.5 Million markets and revenue. The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission. Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Contents of referenced URLs are not incorporated into this press release or any SEC filings.

For more information, contact
Company:

Aimee Gaudet
Corporate Secretary
(954) 252-3440, ext. 313